                                                                  EXHIBIT 4.7(c)

This Note is a Global Security within the meaning of the Indenture, referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


REGISTERED                                                     REGISTERED
                                                               Principal Amount:
No.  AC-                   [HONEYWELL FINANCE B.V.]            $
                          [HONEYWELL CANADA LIMITED]           CUSIP
                          MEDIUM-TERM NOTE, SERIES A           No.
                       UNCONDITIONALLY GUARANTEED AS TO
                    PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
               INTEREST AND ADDITIONAL AMOUNTS BY HONEYWELL INC.
               (GLOBAL ORIGINAL ISSUE DISCOUNT ZERO COUPON NOTE)


ORIGINAL ISSUE DATE:                   MATURITY DATE:

OTHER TERMS:                           REDEMPTION TERMS:

ORIGINAL ISSUE DISCOUNT:

YIELD TO MATURITY:                     REPAYMENT TERMS:


     FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE IS THE PERCENTAGE OF ITS PRINCIPAL AMOUNT SET FORTH ABOVE AND THE YIELD TO MATURITY IS THE PERCENTAGE SET FORTH ABOVE.

     [HONEYWELL FINANCE B.V., a private limited liability company organized under the laws of The Netherlands] [HONEYWELL CANADA LIMITED, a corporation incorporated under the laws of the Province of Ontario, Canada] ( (herein called the "Company", which term includes any successor Person under the (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to
or registered assigns, the principal sum of                              DOLLARS

on the Maturity Date shown above.

     The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or repayment or at the Maturity Date, and in such case the overdue principal of this Note shall bear interest at a rate which is equivalent to the yield to maturity stated above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the Maturity Date or the date payment is due upon acceleration or redemption or repayment, as the case may be, to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable upon demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the same rate as the interest on the overdue principal (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand. In the event that the Maturity Date or any applicable Redemption Date or Repayment Date is not a Business Day, principal otherwise payable on such Maturity Date or any applicable Redemption Date or Repayment Date will be paid on the next succeeding Business Day with the same force and effect as if paid on such Maturity Date, Redemption Date or Repayment Date. Payment of principal and any interest or premium on this Note will be made in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



[SEAL]                                 [HONEYWELL FINANCE B.V.]
                                       [HONEYWELL CANADA LIMITED]


                                       By
                                          ------------------------------------
                                          By:
                                          Its:



                                       Attest
                                               -------------------------------
                                               By:
                                               Its:

Dated:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION


This is one of the Securities of the
series designated herein and issued
pursuant to the within-mentioned
Indenture.



THE CHASE MANHATTAN BANK
  (NATIONAL ASSOCIATION), as Trustee



By
   ----------------------------------
               Authorized Officer

                                   GUARANTEE

     For value received, Honeywell Inc., a company incorporated under the laws of Delaware, having its registered office at Honeywell Plaza, Minneapolis, Minnesota 55408, U.S.A. (herein called the "Guarantor," which term includes any successor Person under the Indenture referred to in the Note upon which this Guarantee is endorsed) hereby unconditionally guarantees to each Holder of a Note of each series upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of (including any amount in respect of original issue discount), premium, if any, and interest, if any (together with any Additional Amounts payable pursuant to the terms of such Note), on such Note and the due and punctual payment of the sinking fund payment, if any, and analogous obligations, if any, provided for pursuant to the terms of such Note, when and as the same shall become due and payable, whether at maturity or upon redemption, repayment or upon declaration or otherwise according to the terms of such Note and of this Indenture (the "Guaranteed Obligations"). In case of default by [Honeywell Finance B.V. a private limited liability company organized under the laws of The Netherlands] [Honeywell Canada Limited a corporation incorporated under the laws of the Province of Ontario, Canada] (the "Company" which term includes any successor Person under such Indenture) in the payment of any such principal (including any amount in respect or original issue discount), premium, interest (together with any Additional Amounts payable pursuant to the terms of such Note), sinking fund payment, or analogous obligation, the Guarantor agrees duly and punctually to pay the same. The Guarantor hereby further agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of any such Note, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the same or any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protect or notice with respect to any such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal of (including any amount payable in respect of original issue discount), premium, if any, any interest, if any (together with any Additional Amounts payable pursuant to the terms of such Note), thereon.

     The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

     The Guarantor further agrees that it shall not be entitled to, and hereby irrevocably waives, any right to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder, to be subrogated in relation to the

Holders or the Trustee in respect of any Guaranteed Obligations, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Company in respect thereof. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Section 502 of the Indenture for the purposes of the Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and
(y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 502 of the Indenture, such Guaranteed Obligations shall forthwith become due and payable by the Guarantor.

     The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under Article 1301 of the Indenture.

     This Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee under the Indenture.

     All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

     This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

     Executed and dated the date on the face hereof.

                                       HONEYWELL INC.


                                       By
                                          ------------------------------------
                                          Name:
                                          Title:




                              _____________________

[REVERSE SIDE OF NOTE]

                           [HONEYWELL FINANCE B.V.]
                          [HONEYWELL CANADA LIMITED]
                          MEDIUM-TERM NOTE, SERIES A
        UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL, PREMIUM,
           IF ANY, INTEREST AND ADDITIONAL AMOUNTS BY HONEYWELL INC.
               (GLOBAL ORIGINAL ISSUE DISCOUNT ZERO COUPON NOTE)



     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued or to be issued in one or more series under an Indenture dated as of June 1, 1996 (herein called the "Indenture"), between Honeywell Inc., as Guarantor, Honeywell Finance B.V., Honeywell Canada Limited and the Chase Manhattan Bank (National Association), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated herein. By the terms of the Indenture, additional Notes of this series and of other separate series, which may vary as to date, amount, Maturity Date, interest rate or method of calculating the interest rate and in other respects as therein provided may be issued in an unlimited principal amount.

     If a Redemption Commencement Date or periods within which Redemption Dates may occur and the related Redemption Prices (unless otherwise specified above under "Other Terms", expressed as percentages of the Amortized Face Amount (as defined below) of this Note) are set forth above under "Redemption Terms", this
Note is subject to redemption prior to the Maturity Date upon not less than 30 nor more than 60 days' notice by mail to the Person in whose name this Note is registered at such address as shall appear in the registry books of the Company, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Company. In the event of redemption of this Note in part only, a new Note of this series and of like tenor of an authorized denomination for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. This Note is not subject to any sinking fund.

     If a Repayment Date or periods within which Repayment Dates may occur and the related Repayment Prices (unless otherwise specified above under "Other Terms", expressed as percentages of the Amortized Face Amount of this Note) are set forth above under "Repayment Terms", this Note is subject to repayment at the option of the Holder hereof prior to the Maturity Date upon such terms as are set forth above under "Repayment Terms". In the event of repayment of this
Note in part only, a new Note of
this series and of like tenor of an authorized denomination for the portion hereof not repaid will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to this Note shall occur and be continuing, the Amortized Face Amount of this Note may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Note shall terminate.

     The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Note or
(ii) certain restrictive covenants with respect to this Note, in each case upon compliance with certain conditions set forth therein.

     The amount due and payable on this Note in the event that this Note is redeemed or repaid shall, unless otherwise indicated above under "Other Terms", be the specified percentage of the Amortized Face Amount of this Note on the day such payment is due and payable, as determined by the Company.

     The "Amortized Face Amount" of this Note shall be the amount equal to the sum of (i) the issue price (as defined below) of this Note and (ii) that portion of the difference between the issue price and the principal amount of this Note due at the Maturity Date that has been amortized at the Stated Yield (as defined below) of this Note (computed in accordance with Section 1272(a)(4) of the Internal Revenue Code of 1986, as amended, and Section 1.1275-1(b) of the Treasury Regulations regarding original issue discount issued by the Treasury Department in January 1994 (the "Regulations") in each case as in effect on the issue date of this Note) at the date as of which the Amortized Face Amount is calculated, but in no event can the Amortized Face Amount exceed the principal amount of this Note due at the Maturity Date hereof. As used in the preceding sentence, the term "issue price" means the principal amount of this Note due at the Maturity Date hereof less the Original Issue Discount of this Note specified above. The term "Stated Yield" of this Note means the Yield to Maturity specified above for the period from the Original Issue Date of this Note specified above, to the Maturity Date hereof based on the issue price and principal amount payable at the Maturity Date hereof.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     In determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of Holders of Notes, the principal amount of any Original Issue Discount Note that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (and premium, if any) of this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the registry books of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal (and premium, if any) of this Note is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     Unless otherwise set forth above under "Other Terms", the Notes of this series are issuable only in fully registered form without coupons in denominations of $100,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Note may have such additional or different terms as are set forth above, under "Other Terms". Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.


                             _______________________




                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common
     TEN ENT--as tenants by the entireties
     JT TEN--as joint tenants with right of survivorship
                and not as tenants in common
     UNIF GIFT MIN ACT--_______________________Custodian______________________
                                  (Cust)                          (Minor)

                        under Uniform Gift to Minors Act


                 ________________________________________________
                                    (State)

Additional abbreviations may be used though not in the above list.

             ________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

/                    /________________________________________________________
                      (Name and address of assignee, including zip code, must
                                     be printed or typewritten)


_______________________________________________________________________________
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________________________ Attorney
to transfer said Note on the books of the within Company, with full power of substitution in the premises


Dated     _______________      ___________________________________________

                               ___________________________________________




     NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of New York or by a member of the New York Stock Exchange.

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at the applicable Repayment Price, together with interest to the Repayment Date, to the undersigned at


_______________________________________________________________________________


_______________________________________________________________________________


_______________________________________________________________________________
         (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the undersigned elects to have repaid:_______________________________________________________________;
and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the undersigned for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):_____________________________.



Dated     _______________      ___________________________________________

                               ___________________________________________




     NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever.